EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements Nos. 333-32453, 333-37498, 333-102249, 333-105174 and 333-133706 on Forms S-8 of our reports dated February 27, 2007, relating to the financial statements and financial statement schedule of ChoicePoint Inc. (which report on the consolidated financial statements expresses an unqualified opinion and contains an explanatory paragraph relating to the January 1, 2006 adoption of Statement of Financial Accounting Standards (“SFAS”) No. 123R “Share Based Payment” and the December 31, 2006 adoption of SFAS No. 158 “Employer Accounting for Defined Pension and Other Post Retirement Benefit Plans”) and our report dated February 27, 2007 relating to management’s report on the effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K of ChoicePoint Inc. for the year ended December 31, 2006.

/s/ Deloitte & Touche LLP

Atlanta, Georgia

February 27, 2007